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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             March 5, 1997
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                        HEALTHPLAN SERVICES CORPORATION
               (Exact Name of Registrant as Specified in Charter)




      DELAWARE                        1-13772                      13-3787901
      --------                        -------                      ----------
(State or Other Jurisdiction       (Commission                   (IRS Employer
      of Incorporation)            File Number)              Identification No.)




        3501 FRONTAGE ROAD, TAMPA, FLORIDA                  33607
        ----------------------------------                  -----
     (Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number, including area code       (813) 289-1000
                                                         --------------


                                 NOT APPLICABLE
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

        On March 5, 1997, HealthPlan Services Corporation (the "Company") and Health Risk Management, Inc. ("Health Risk"), mutually agreed to terminate their previously announced merger agreement and the parties released one another from any claims related to the merger agreement and the transactions contemplated thereby. In connection with the termination, the Company agreed to purchase 200,000 unregistered shares of Health Risk common stock, representing approximately 4.5% of shares outstanding at a price per share of $12.50. The stock is being purchased for investment purposes.






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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on March 11, 1997.


                                  HEALTHPLAN SERVICES CORPORATION
                                  (Registrant)


                                  By:  /s/  JAMES K. MURRAY, JR.
                                     -----------------------------------
                                     James K. Murray, Jr.
                                     President and Chief Executive Officer







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